UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

AmerInst Insurance Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Cedar Management Limited

25 Church Street, Continental Building

P.O. Box HM 1601, Hamilton, Bermuda HMGX

(Address of Principal Executive Office) (Zip Code)

(441) 296-3973

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	APSL Agency Agreement

Effective September 25, 2009, AmerInst Professional Services, Limited (“APSL”), a Delaware corporation and wholly-owned subsidiary of AmerInst Mezco, Ltd. (“Mezco”) which is a wholly-owned subsidiary of AmerInst Insurance Group, Ltd. (“AmerInst”), entered into an agency agreement (the “Agency Agreement”) with The North River Insurance Company, United States Fire Insurance Company, Crum & Forster Indemnity Company, Crum and Forster Insurance Company, and Crum & Forster Specialty Insurance Company (collectively, “C&F”) pursuant to which C&F appointed APSL as its exclusive agent for the purposes of soliciting, underwriting, quoting, binding, issuing, cancelling, non-renewing and endorsing accountants professional liability and lawyers professional liability insurance coverage within the 50 states of the United States and the District of Columbia. The initial term of the Agency Agreement is for four years with automatic one year renewals.

The Agency Agreement is terminable by either APSL or C&F without cause at any time after the 24th month following the effective date of the Agency Agreement, upon 12 months prior written notice to the other party. In addition, C&F may terminate the Agency Agreement for cause immediately by providing written notice to APSL upon the occurrence of certain events including, but not limited to, APSL becoming insolvent or a change of control of APSL; APSL may terminate the Agency Agreement upon the occurrence of certain events including, but not limited to, A.M. Best assigning to C&F a rating below A-, C&F becoming bankrupt, or C&F’s license or certificate of authority being canceled or declined for renewal by the appropriate regulatory body.

(b)	C&F Reinsurance Agreement

Also on September 25, 2009, AmerInst Insurance Company, Ltd. (“AMIC Ltd.”), a Bermuda company and wholly-owned subsidiary of Mezco, entered into a professional liability quota share agreement (the “Reinsurance Agreement”) with C&F pursuant to which C&F agrees to cede and AMIC Ltd. agrees to accept as reinsurance a fifty percent (50%) quota share of C&F’s liability under insurance written by APSL on behalf of C&F and classified by C&F as accountants professional liability and attorneys or lawyers professional liability, subject to AMIC Ltd. surplus limitations.

The Reinsurance Agreement also covers certain other liabilities that arise from the handling of any claim covered under the Reinsurance Agreement, as well as loss in excess of the policy limit having occurred because of, but not limited to, failure by C&F to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against insureds or reinsureds or in the preparation or prosecution of an appeal.

Loss adjustment expenses will be in addition to the original policy limit and will be apportioned on the same quota share basis as is applicable to loss covered under the Reinsurance Agreement, unless the original policy provides loss adjustment expenses within the policy limit.

The Reinsurance Agreement is terminable by any party for any reason on not less than 120 days prior written notice and it may also terminate under certain other conditions including, but not limited to, AMIC Ltd. ceasing underwriting operations, or upon a change of control of AMIC, Ltd.

The above descriptions of the Agency Agreement and Reinsurance Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which AmerInst expects to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2009. AmerInst intends to request confidential treatment for certain provisions in and exhibits to the Agency Agreement and Reinsurance Agreement as appropriate.

Item 7.01	Regulation FD Disclosure.

On October 1, 2009, AmerInst mailed the attached Letter to Shareholders to its shareholders.

This Current Report on Form 8-K and the Letter to Shareholders, attached hereto as Exhibits 99.1, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter to Shareholders dated September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Irvin F. Diamond
Irvin F. Diamond Chairman of the Board

Date: October 1, 2009